Exhibit 23.3 - Consent of Malone Bailey Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated January 13, 2011 with respect to the audited consolidated financial statements of Citadel EFT, Inc. for the year ended September 30, 2010.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

November 8, 2011